The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PRICING SUPPLEMENT

Subject To Completion, dated August 31, 2026

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-282565

(To Product Supplement No. WF-1 dated November 8, 2024,

Prospectus Supplement dated November 8, 2024

and Prospectus dated November 8, 2024)

The Bank of Nova Scotia Senior Note Program, Series A Equity Linked Securities

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

■Linked to the lowest performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. (each referred to as an “Underlying Stock”, and collectively as the "Underlying Stocks")

■Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the performance of the lowest performing Underlying Stock. The lowest performing Underlying Stock on the call date or the final calculation day is the Underlying Stock with the lowest underlying stock return on that day, calculated for each Underlying Stock as the percentage change from its starting price to its stock closing price on that day

■Automatic Call. If the stock closing price of the lowest performing Underlying Stock on the call date occurring approximately one year after issuance is greater than or equal to its call threshold price, the securities will be automatically called for the face amount plus a call premium of at least 47.50% of the face amount (to be determined on the pricing date). The call threshold price for each Underlying Stock is equal to 80% of its starting price.

■Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that could be greater than, equal to or less than the face amount depending on the ending price of the lowest performing Underlying Stock on the final calculation day as follows:

■If the ending price of the lowest performing Underlying Stock on the final calculation day is greater than its starting price, you will receive the face amount plus a positive return equal to 400% of the percentage increase in the price of the lowest performing Underlying Stock from its starting price

■If the ending price of the lowest performing Underlying Stock on the final calculation day is less than or equal to its starting price, but greater than or equal to 50% of its starting price (its “threshold price”), you will receive the face amount plus a positive return equal to the absolute value of the percentage decline in the price of the lowest performing Underlying Stock from its starting price to its ending price, which will effectively be capped at a positive return of 50%

■If the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will have full downside exposure to the decrease in the price of the lowest performing Underlying Stock from its starting price and you will lose more than 50%, and possibly all, of the face amount of your securities

■Investors may lose a significant portion or all of the face amount

■If the securities are automatically called, the positive return on the securities will be limited to the call premium, and you will not participate in any appreciation of the lowest performing Underlying Stock, which may be significant. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of any Underlying Stock at the upside participation rate

■Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on the call date and the final calculation day. You will not benefit in any way from the performance of a better performing Underlying Stock. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if another Underlying Stock performs favorably

■All payments on the securities are subject to the credit risk of The Bank of Nova Scotia (the “Bank”)

■No periodic interest payments or dividends

■No exchange listing; designed to be held to maturity

If the securities priced today, the estimated value of the securities as determined by the Bank would be between $880.00 (88.000%) and $907.92 (90.792%) per security. See “The Bank’s Estimated Value of the Securities” in this pricing supplement for additional information.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-9 herein and “Risk Factors” beginning on page PS-3 of the accompanying product supplement, beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus.

Scotia Capital (USA) Inc., our affiliate, will purchase the securities from the Bank for distribution to other registered broker dealers including Wells Fargo Securities, LLC (“WFS”) or will offer the securities directly to investors. Scotia Capital (USA) Inc. or any of its affiliates or agents may use this pricing supplement in market-making transactions in securities after their initial sale. If you are buying securities from Scotia Capital (USA) Inc. or another of its affiliates or agents, the final pricing supplement to which this pricing supplement relates may be used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to The Bank of Nova Scotia(2)
Per Security	$1,000.00	$25.75	$974.25
Total

(1) Scotia Capital (USA) Inc. or one of our affiliates will purchase the aggregate face amount of the securities and as part of the distribution, will sell the securities to WFS at a discount of up to $25.75 (2.575%) per security. WFS will provide selected dealers, which may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $20.00 (2.00%) per security, and WFA may receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA. In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for additional information.

(2) Excludes any profits from hedging. For additional considerations relating to hedging activities see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Scotia Capital (USA) Inc. Wells Fargo Securities

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

Terms of the Securities

Issuer:	The Bank of Nova Scotia (the “Bank”).
Market Measures:

The American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. (each referred to as an “Underlying Stock”, and collectively as the “Underlying Stocks”).

Pricing Date*:	September 4, 2026.
Issue Date*:	September 10, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Automatic Call:

If the stock closing price of the lowest performing Underlying Stock on the call date is greater than or equal to its call threshold price, the securities will be automatically called and, on the call settlement date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus the call premium.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, and you will not participate in any appreciation of the lowest performing Underlying Stock, which may be significant. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of any Underlying Stock at the upside participation rate.

If the securities are automatically called, they will cease to be outstanding on the call settlement date and you will have no further rights under the securities after the call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Date*:	September 10, 2027, subject to postponement as described under “—Market Disruption Events and Postponement Provisions” below
Call Premium:	At least 47.50% of the face amount, or at least $475.00 per $1,000 face amount of the securities (to be determined on the pricing date)
Call Settlement Date:	Three business days after the call date (as the call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable)
Final Calculation Day*:	September 4, 2029, subject to postponement as described under “—Market Disruption Events and Postponement Provisions” below
Stated Maturity Date*:	September 7, 2029, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:

If the securities are not automatically called then, on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

●if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than its starting price:

$1,000 + ($1,000 × underlying stock return of the lowest performing Underlying Stock × upside participation rate);

●if the ending price of the lowest performing Underlying Stock on the final calculation day is less than or equal to its starting price, but greater than or equal to its threshold price:

$1,000 + ($1,000 × absolute value return of the lowest performing Underlying Stock); or

●if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price:

$1,000 + ($1,000 × underlying stock return of the lowest performing Underlying Stock)

If the securities are not automatically called and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will not receive the absolute value return and, instead you will have full downside exposure to the decrease in the price of the lowest performing Underlying Stock from its starting price and will lose more than 50%, and possibly all, of the face amount of your securities at maturity.

Lowest Performing Underlying Stock:	For the call date and the final calculation day, as applicable, the “lowest performing Underlying Stock” will be the Underlying Stock with the lowest underlying stock return on that day.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

Stock Closing Price:

With respect to each Underlying Stock, stock closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Starting Price:

With respect to the American depositary shares of Baidu, Inc.: $ , its stock closing price on the pricing date

With respect to the common stock of MercadoLibre, Inc.: $ , its stock closing price on the pricing date

With respect to the common stock of Space Exploration Technologies Corp.: $ , its stock closing price on the pricing date

Ending Price:	The “ending price” of an Underlying Stock will be its stock closing price on the final calculation day.
Call Threshold Price:

With respect to the American depositary shares of Baidu, Inc.: $ , which is equal to 80% of its starting price

With respect to the common stock of MercadoLibre, Inc.: $ , which is equal to 80% of its starting price

With respect to the common stock of Space Exploration Technologies Corp.: $ , which is equal to 80% of its starting price

Threshold Price:

With respect to the American depositary shares of Baidu, Inc.: $ , which is equal to 50% of its starting price

With respect to the common stock of MercadoLibre, Inc.: $ , which is equal to 50% of its starting price

With respect to the common stock of Space Exploration Technologies Corp.: $ , which is equal to 50% of its starting price

Upside Participation Rate:	400%
Underlying Stock Return:

The “underlying stock return” is the percentage change of an Underlying Stock from its starting price to its stock closing price on the call date or on the final calculation day, as applicable, expressed as a percentage and measured as follows:

stock closing price – starting price

starting price

Absolute Value Return:	With respect to each Underlying Stock, the absolute value of its underlying stock return. For example, a -5% underlying stock return will result in a +5% absolute value return.
Market Disruption Events and Postponement Provisions:

The call date and the final calculation day are subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the call settlement date or stated maturity date will be postponed if the call date or the final calculation day, respectively, is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the call date, the final calculation day, the call settlement date and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each of the call date and the final calculation day is a “calculation day” and the call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank
Material Tax Consequences:

For a discussion of Canadian income tax considerations to a holder of owning the securities, see “Canadian Income Tax Consequences” herein. For a discussion of United States federal income and certain estate tax considerations to a holder’s ownership and disposition of the securities, see “Material U.S. Federal Income Tax Consequences” herein.

Tax Redemption:

The Bank (or its successor) may redeem the securities, in whole but not in part, at a redemption price determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the securities. See “Tax Redemption” in the accompanying product supplement.

Agents:

Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC.

Scotia Capital (USA) Inc. or one of our affiliates will purchase the aggregate face amount of the securities and as part of the distribution, will sell the securities to WFS at a discount of up to $25.75 (2.575%) per security. WFS will provide selected dealers, which may include WFA, with a selling concession of up to $20.00 (2.00%) per security, and WFA may receive a distribution expense fee of $0.75 (0.075%) per security

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

for securities sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See also “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Status:

The securities will constitute direct, senior, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, senior, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime.

Listing:	The securities will not be listed on any securities exchange or automated quotation system
Use of Proceeds:	General corporate purposes
Clearance and Settlement:	The Depository Trust Company
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	06419TUS5 / US06419TUS58

* To the extent that we make any change to the expected pricing date or expected issue date, the call date, the final calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement No. WF-1 dated November 8, 2024, the prospectus supplement dated November 8, 2024 and the prospectus dated November 8, 2024 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus. In the event of any conflict, this pricing supplement will control. The securities may vary from the terms described in the accompanying product supplement, prospectus supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. WF-1 dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038307/bns_424b2-21316.htm

• Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

• Prospectus dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

Estimated Value of the Securities

The Bank’s estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The Bank’s estimated value does not represent a minimum price at which the Bank would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank’s Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank’s internal pricing model. This model is dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank’s Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.”

The Bank’s estimated value of the securities will be lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities. These costs include the selling commissions paid to the Agents and other affiliated or unaffiliated dealers, the projected profits that we or our hedge provider expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. We pay to such hedge provider amounts based on, but at a discount to, what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, such hedge provider pays to us the amount we owe under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank’s Estimated Value Of The Securities Will Be Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

●seek the potential for a fixed return equal to at least the call premium (to be determined on the pricing date) if the stock closing price of the lowest performing Underlying Stock as of the call date is equal to or greater than its call threshold price;

●seek 400% leveraged exposure to the upside performance of the lowest performing Underlying Stock if the securities are not automatically called and the ending price of the lowest performing Underlying Stock on the final calculation day is greater than its starting price;

●understand that the absolute value return feature applies only if the lowest performing Underlying Stock decreases from its starting price but not by more than 50.00%, that any positive return in the event that its ending price is less than its starting price is limited to 50.00% and that any decline in its ending price from its starting price by more than 50.00% will result in a loss, rather than a positive return, on the securities;

●are willing to accept the risk that, if the securities are not automatically called and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, they will be fully exposed to the decline of the lowest performing Underlying Stock from its starting price and will lose more than 50%, and possibly all, of the face amount at maturity;

●understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately one year;

●understand that the return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on the call date or the final calculation day and that they will not benefit in any way from the performance of a better performing Underlying Stock;

●understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock;

●understand and are willing to accept the full downside risks of each Underlying Stock;

●are willing to forgo interest payments on the securities and dividends on any Underlying Stock; and

●are willing to hold the securities until maturity or automatic call.

The securities may not be an appropriate investment for investors who:

●seek a liquid investment or are unable or unwilling to hold the securities to maturity or automatic call;

●are unwilling or unable to accept that the absolute value return feature applies only if the lowest performing Underlying Stock decreases from its starting price but not by more than 50.00%, that any positive return in the event that its ending price is less than its starting price is limited to 50.00% or that any decline in its ending price from its starting price by more than 50.00% will result in a loss, rather than a positive return, on the securities;

●are unwilling to accept the risk that the stock closing price of the lowest performing Underlying Stock as of the call date may be less than its call threshold price and that the ending price of the lowest performing Underlying Stock on the final calculation day may decline to less than its threshold price;

●require full payment of the face amount of the securities at stated maturity;

●seek a security with a fixed term;

●are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

●seek current income over the term of the securities;

●seek exposure to a basket composed of each Underlying Stock or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock;

●are unwilling to accept the risk of exposure to the Underlying Stocks;

●seek exposure to the Underlying Stocks but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;

●are unwilling to accept the credit risk of the Bank; or

●prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underlying Stocks, please see the section titled “The Underlying Stocks” below.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on the call date for the call premium will be determined based on the stock closing price of the lowest performing Underlying Stock on the call date as follows:

If the securities have not been automatically called then, at maturity, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Is the ending price of the lowest performing Underlying Stock on the final calculation day greater than its starting price?
Yes
You will receive per security:
$1,000 + ($1,000 × underlying stock return of the lowest performing Underlying Stock × upside participation rate)
No
Is the ending price of the lowest performing Underlying Stock on the final calculation day greater than or equal to its threshold price?
Yes
You will receive per security:
$1,000 + ($1,000 × absolute value return of the lowest performing Underlying Stock)
No
You will receive per security:
$1,000 + ($1,000 × underlying stock return of the lowest performing Underlying Stock)
In this case, you will lose more than 50%, and possibly all, of the face amount per security.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Securities Are Not Automatically Called And The Ending Price Of The Lowest Performing Underlying Stock On The Final Calculation Day Is Less Than Its Threshold Price, You Will Lose Some, And Possibly All, Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities at stated maturity. If the stock closing price of the lowest performing Underlying Stock is less than its call threshold price on the call date, the securities will not be automatically called, and you will receive a maturity payment amount that may be more or less than the face amount of your securities, depending on the ending price of the lowest performing Underlying Stock on the final calculation day (i.e., the stock closing price of the lowest performing Underlying Stock on the final calculation day).

If the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, the maturity payment amount will be reduced by an amount equal to the decline in the price of the lowest performing Underlying Stock from its starting price (expressed as a percentage of its starting price). The threshold price for each Underlying Stock is 50% of its starting price. For example, if the lowest performing Underlying Stock on the final calculation day has declined by 50.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 50.1% of the face amount. As a result, you will not receive any protection if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price and you will lose some, and possibly all, of the face amount at maturity. This is the case even if the price of the lowest performing Underlying Stock is greater than or equal to its call threshold price, its starting price or its threshold price at certain times during the term of the securities.

If the securities are not automatically called, even if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than its starting price, the maturity payment amount may only be slightly greater than the face amount and your return on the securities may be less than the return you would earn if the securities were automatically called or if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating with the same stated maturity date.

The Securities Are Subject To The Full Risks Of Each Underlying Stock And Will Be Negatively Affected If Any Underlying Stock Performs Poorly, Even If Another Underlying Stock Performs Favorably.

You are subject to the full risks of each Underlying Stock. If any Underlying Stock performs poorly, you will be negatively affected, even if another Underlying Stock performs favorably. The securities are not linked to a basket composed of the Underlying Stocks, where a better performance of an Underlying Stock could offset the poor performance of another. Instead, you are subject to the full risks of whichever Underlying Stock is the lowest performing Underlying Stock on the call date and, if the securities are not automatically called, the final calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying Stock.

Your Potential For A Positive Return From Any Decrease Of The Price Of The Lowest Performing Underlying Stock Is Limited And The Return On The Securities May Change Significantly Despite Only A Small Difference In The Degree Of Change In The Ending Price Of The Lowest Performing Underlying Stock Relative To Its Starting Price.

The absolute value return feature applies only if the securities are not automatically called and the ending price of the lowest performing Underlying Stock is less than or equal to its starting price, but greater than or equal to its threshold price, which is equal to 50% of its starting price. Thus, any potential return on the securities in the event that the securities are not automatically called and the ending price of the lowest performing Underlying Stock is less than its starting price is limited to 50.00%.

However, if the ending price of the lowest performing Underlying Stock is less than its threshold price, you will not receive the absolute value return and, instead, you will have full downside exposure to the decrease in the ending price of the lowest performing Underlying Stock from its starting price. While a decrease of the lowest performing Underlying Stock to an ending price that is equal to its threshold price will result in a positive return on the securities equal to the absolute value return, a decrease to an ending price that is only slightly less than its threshold price will result in a loss on the securities, as discussed above. The return on the securities in these two scenarios is significantly different despite only a small relative difference in the underlying stock return of the lowest performing Underlying Stock.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

Your Return On The Securities Will Depend Solely On The Performance Of The Underlying Stock That Is The Lowest Performing Underlying Stock On The Call Date And, If The Securities Are Not Automatically Called, The Final Calculation Day, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Underlying Stock.

Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on the call date and, if the securities are not automatically called, the final calculation day. Although it is necessary for each Underlying Stock to be greater than or equal to its call threshold price on the call date in order for the securities to be automatically called for the call premium, or greater than or equal to its threshold price in order for you to receive any positive return at maturity, you will not benefit in any way from the performance of a better performing Underlying Stock. The securities may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of a better performing Underlying Stock would be blended with the performance of the lowest performing Underlying Stock, resulting in a better return than the return of the lowest performing Underlying Stock alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Underlying Stocks.

It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that any one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of a better performing Underlying Stock is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlying Stocks will be over the term of the securities. To the extent the Underlying Stocks operate in different industries or sectors of the market, such industries or sectors may not perform similarly over the term of the securities.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “Material U.S. Federal Income Tax Consequences.”

If The Securities Are Automatically Called, Your Return Will Be Limited To The Call Premium.

If the securities are automatically called, the return on the securities is limited to the call premium, regardless of the performance of the lowest performing Underlying Stock. The lowest performing Underlying Stock may appreciate by significantly more than the percentage represented by the call premium from the pricing date through the call date, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the lowest performing Underlying Stock. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of any Underlying Stock at the upside participation rate.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

The Call Settlement Date Or The Stated Maturity Date May Be Postponed If The Call Date Or The Final Calculation Day Is Postponed.

The call date or the final calculation day with respect to any Underlying Stock will be postponed if the originally scheduled call date or the final calculation day, respectively, is not a trading day with respect to any Underlying Stock or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to any Underlying Stock on such date. If such a postponement occurs with respect to the call date, then the call settlement date will be the business day that follows such postponed call date by a number of business days equal to the number of business days between the originally scheduled call date and the originally scheduled call settlement date. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final calculation day as postponed.

Risks Relating To An Investment In the Bank’s Debt Securities, Including The Securities

Your Investment Is Subject To The Credit Risk Of The Bank.

The securities are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, product supplement and prospectus supplement, the securities will rank on a parity with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any payment upon an automatic call and the maturity payment amount, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the securities and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities. If you sell the securities prior to maturity, you may receive substantially less than the face amount of your securities.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Inclusion Of Dealer Spread And Projected Profit From Hedging In The Original Offering Price Is Likely To Adversely Affect Secondary Market Prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Scotia Capital (USA) Inc. or any other party is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original offering price, since secondary market prices are likely to exclude discounts and underwriting commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original offering price. The cost of hedging includes the projected profit that we or our hedge provider may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. In addition, any secondary market prices may differ from values determined by pricing models used by Scotia Capital (USA) Inc. or WFS as a result of dealer discounts, mark-ups or other transaction costs.

WFS has advised us that if it or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it or any of its affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

The Bank’s Estimated Value Of The Securities Will Be Lower Than The Original Offering Price Of The Securities.

The Bank’s estimated value is only an estimate using several factors. The original offering price of the securities will exceed the Bank’s estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. These costs include the selling commissions and the estimated cost of using a third party hedge provider to hedge our obligations under the securities. See “The Bank’s Estimated Value of the Securities” in this pricing supplement.

The Bank’s Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.

The Bank’s estimated value of the securities is determined by reference to the Bank’s internal pricing models when the terms of the securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and the Bank’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors as well as an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. Different pricing models and assumptions could provide valuations for securities that are greater than or less than the Bank’s estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which the Bank would be willing to buy securities from you in secondary market transactions. See “The Bank’s Estimated Value of the Securities” in this pricing supplement.

The Bank’s Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Bank’s Estimated Value of the Securities” in this pricing supplement.

If The Price Of The Underlying Stocks Change, The Market Value Of Your Securities May Not Change In The Same Manner.

Your securities may trade quite differently from the performance of the Underlying Stocks. Changes in the price of the Underlying Stocks may not result in a comparable change in the market value of your securities. We discuss some of the reasons for this disparity under “— The Price at Which the Securities May Be Sold Prior to Maturity will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased” herein.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

The Price At Which The Securities May Be Sold Prior To Maturity Will Depend On A Number Of Factors And May Be Substantially Less Than The Amount For Which They Were Originally Purchased.

The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the prices of the Underlying Stocks over the full term of the security, (ii) volatility of the prices of the Underlying Stocks and the market’s perception of future volatility of the prices of the Underlying Stocks, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the Underlying Stocks and (vi) time remaining to maturity. In particular, because the provisions of the securities relating to the automatic call feature and the maturity payment amount behave like options, the value of the security will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated price of the Underlying Stocks and other relevant factors, the market value of the securities may decrease and you may receive substantially less than 100.00% of the original offering price if you sell your securities prior to maturity.

The Securities Lack Liquidity.

The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. Scotia Capital (USA) Inc. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Scotia Capital (USA) Inc. is willing to purchase the securities from you. If at any time Scotia Capital (USA) Inc. was not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

Risks Relating To The Underlying Stocks

The Securities Will Be Subject To Single Stock Risk.

The price of an Underlying Stock can rise or fall sharply due to factors specific to that Underlying Stock and its issuer (each, an “Underlying Stock Issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and prices, interest rates and economic, political and other conditions.

Any Payment On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Underlying Stocks And, Therefore, The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Underlying Stocks. Investing in the securities is not equivalent to investing in the Underlying Stocks. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the Underlying Stocks for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on the Underlying Stocks. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Underlying Stocks would have.

●Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Securities.

●The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.

●We, The Agents And Our Or Their Respective Affiliates Cannot Control Actions By An Underlying Stock Issuer.

●None Of Us, The Agents Or Our Or Their Respective Affiliates Have Any Affiliation With Any Underlying Stock Issuer Or Have Independently Verified Their Public Disclosure Of Information.

●You Have Limited Anti-dilution Protection.

There Is Very Limited Trading History For The Common Stock of Space Exploration Technologies Corp.

The Common Stock of Space Exploration Technologies Corp. has a very limited trading history and, therefore, your investment linked to such Underlying Stock may involve greater risks than an investment linked to the common stock of a company with a more established record of performance. Past performance of an Underlying Stock should not be considered indicative of its future performance. For additional information about the Common Stock of Space Exploration Technologies Corp. see the section “The Underlying Stocks” herein.

There Are Risks Associated With Emerging Market Companies.

Baidu, Inc. is organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

The Securities Are Subject To Exchange Rate Risk.

Because American depositary shares are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may adversely affect the market value of, and return on, the securities.

There Are Important Differences Between The American Depositary Shares And The Ordinary Shares Of A Non-U.S. Company.

The securities are linked to the American depositary shares of a non-U.S. company. There are important differences between the rights of holders of an American depositary share and the non-U.S. stock such American depositary share represents. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. company and holders of the American depositary shares, which may be different from the rights of holders of the non-U.S. stock. For example, a company may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of the non-U.S. company may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your securities.

The trading patterns of the American depositary shares will generally reflect the characteristics and valuations of the non-U.S. stock; however, the value of the American depositary shares may not completely track the value of those shares. Trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the American depositary shares. For example, certain factors may increase or decrease the public float of the American depositary shares and, as a result, the American depositary shares may have less liquidity or lower market value than the non-U.S. stock.

Holders of the underlying company’s American depositary shares may surrender the American depositary shares in order to receive and trade the non-U.S. stock. This provision permits investors in the American depositary shares to take advantage of price differentials between markets. However, this provision may also cause the market prices of the American depositary shares to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the U.S. for the non-U.S. stock that is not liquid may also result in an illiquid market for the American depositary shares.

Risks Relating To Hedging Activities And Conflicts Of Interest

A Participating Dealer Or Its Affiliates May Realize Hedging Profits Projected By Its Proprietary Pricing Models In Addition To Any Selling Concession And/Or Any Distribution Expense Fee, Creating A Further Incentive For The Participating Dealer To Sell The Securities To You.

If any dealer participating in the distribution of the securities (referred to as a “participating dealer”) or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliate will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or any distribution expense fee for the sale of the securities to you, this projected profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

●Hedging Activities By The Bank And/Or The Agents May Negatively Impact Investors In The Securities And Cause Our Respective Interests And Those Of Our Clients And Counterparties To Be Contrary To Those Of Investors In The Securities.

●Market Activities By The Bank Or The Agents For Their Own Respective Accounts Or For Their Respective Clients Could Negatively Impact Investors In The Securities.

●The Bank, The Agents And Their Respective Affiliates Regularly Provide Services To, Or Otherwise Have Business Relationships With, A Broad Client Base, Which Has Included And May Include Issuers Of An Underlying Stock, The Sponsor Or Investment Advisor For A Fund And/Or The Issuers Of Securities Included In An Index Or Held By A Fund.

●Other Investors In The Securities May Not Have The Same Interests As You.

●There Are Potential Conflicts Of Interest Between You And The Calculation Agent.

Risks Relating To Canadian And U.S. Federal Income Taxation

The Tax Consequences Of An Investment In The Securities Are Unclear.

Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Canadian Income Tax Consequences” and “Material U.S. Federal Income Tax Consequences” in this pricing supplement.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting price, call threshold price or threshold price of any Underlying Stock. The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price of any Underlying Stock. The actual starting price, call threshold price and threshold price for each Underlying Stock will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Underlying Stocks, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Call Premium:	47.50% or $475.00 per security (based on the minimum possible call premium specified herein)
Upside Participation Rate:	400%
Hypothetical Starting Price:	For each Underlying Stock, $100.00
Hypothetical Call Threshold Price:	For each Underlying Stock, $80.00 (80% of its hypothetical starting price)
Hypothetical Threshold Price:	For each Underlying Stock, $50.00 (50% of its hypothetical starting price)

Hypothetical Payout Profile

Hypothetical Payoff Profile

Security Return
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
-80%
-90%
-100%
Call date
(Call premium 47.50%)
400% upside
participation rate
100% of absolute valuereturn of
the lowest performing
Underlying Stock
50% contingent
downside protection
-100%
-90%
-80%
-70%
-60%
-50%
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Underlying Stock Return of Lowest Performing Underlying Stock
Hypothetical Underlying Stock Return of Lowest Performing Underlying Stock
Hypothetical Security Return at Maturity
Call Date

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus the call premium, resulting in a pre-tax total rate of return of 47.50%.

If the securities are not automatically called:

Hypothetical ending price of the lowest performing Underlying Stock on the final calculation day	Hypothetical underlying stock return of the lowest performing Underlying Stock(1)	Hypothetical absolute value return of the lowest performing Underlying Stock(2)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(3)
$150.00	50.00%	N/A	$3,000.00	200.00%
$140.00	40.00%	N/A	$2,600.00	160.00%
$130.00	30.00%	N/A	$2,200.00	120.00%
$120.00	20.00%	N/A	$1,800.00	80.00%
$110.00	10.00%	N/A	$1,400.00	40.00%
$105.00	5.00%	N/A	$1,200.00	20.00%
$100.00	0.00%	0.00%	$1,000.00	0.00%
$90.00	-10.00%	10.00%	$1,100.00	10.00%
$80.00	-20.00%	20.00%	$1,200.00	20.00%
$70.00	-30.00%	30.00%	$1,300.00	30.00%
$60.00	-40.00%	40.00%	$1,400.00	40.00%
$50.00	-50.00%	50.00%	$1,500.00	50.00%
$49.00	-51.00%	N/A	$490.00	-51.00%
$40.00	-60.00%	N/A	$400.00	-60.00%
$30.00	-70.00%	N/A	$300.00	-70.00%
$20.00	-80.00%	N/A	$200.00	-80.00%
$10.00	-90.00%	N/A	$100.00	-90.00%
$0.00	-100.00%	N/A	$0.00	-100.00%

(1)The underlying stock return of the lowest performing Underlying Stock is equal to the percentage change of the lowest performing Underlying Stock from its starting price to its ending price (i.e., the ending price of the lowest performing Underlying Stock on the final calculation day minus its starting price, divided by its starting price).

(2)The absolute value return is the absolute value of the lowest performing underlying stock return. For example, a -5% underlying stock return of the lowest performing Underlying Stock will result in a +5% absolute value return.

(3)The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The stock closing price of the lowest performing Underlying Stock on the call date is greater than or equal to its call threshold price, and the securities are automatically called on the call date:

	The American depositary shares of Baidu, Inc.	The common stock of MercadoLibre, Inc.	The common stock of Space Exploration Technologies Corp.
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical call threshold price:	$80.00	$80.00	$80.00
Hypothetical stock closing price on call date:	$165.00	$160.00	$155.00

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the call date.

In this example, the common stock of Space Exploration Technologies Corp. has the lowest underlying stock return on the call date and is, therefore, the lowest performing Underlying Stock on the call date.

Step 2: Determine whether the securities will be automatically called on the call date.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on the call date is greater than or equal to its hypothetical call threshold price, the securities are automatically called on the call date and you will receive on the call settlement date the face amount of your securities plus the call premium of 47.50% of the face amount. Even though the lowest performing Underlying Stock appreciated by 55.00% from its starting price to its stock closing price on the call date in this example, your return is limited to the call premium of 47.50%.

On the call settlement date, you would receive $1,475.00 per security.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

Example 2. The securities are not automatically called. The ending price of the lowest performing Underlying Stock on the final calculation day is greater than its starting price and the maturity payment amount is greater than the face amount:

	The American depositary shares of Baidu, Inc.	The common stock of MercadoLibre, Inc.	The common stock of Space Exploration Technologies Corp.
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on the call date:	$125.00	$100.00	$70.00
Hypothetical ending price:	$110.00	$115.00	$120.00
Hypothetical call threshold price:	$80.00	$80.00	$80.00
Hypothetical threshold price:	$50.00	$50.00	$50.00
Hypothetical underlying stock return of the lowest performing Underlying Stock (ending price – starting price)/starting price	10.00%	15.00%	20.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the American depositary shares of Baidu, Inc. has the lowest underlying stock return on the final calculation day and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the underlying stock return of the lowest performing Underlying Stock on the final calculation day.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on the call date is less than its hypothetical call threshold price, the securities are not automatically called. Because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than its hypothetical starting price, the maturity payment amount per security would be equal to:

$1,000 + ($1,000 × underlying stock return of the lowest performing Underlying Stock × upside participation rate)

= $1,000 + ($1,000 × 10.00% × 400.00%)

= $1,400.00

On the stated maturity date, you would receive $1,400.00 per security.

Example 3. The securities are not automatically called. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its starting price but greater than or equal to its threshold price and the maturity payment amount is greater than the face amount and reflects a return equal to the absolute value return of the lowest performing Underlying Stock:

	The American depositary shares of Baidu, Inc.	The common stock of MercadoLibre, Inc.	The common stock of Space Exploration Technologies Corp.
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on the call date:	$70.00	$90.00	$95.00
Hypothetical ending price:	$95.00	$110.00	$120.00
Hypothetical call threshold price:	$80.00	$80.00	$80.00
Hypothetical threshold price:	$50.00	$50.00	$50.00
Hypothetical underlying stock return of the lowest performing Underlying Stock (ending price – starting price)/starting price	-5.00%	10.00%	20.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the American depositary shares of Baidu, Inc. has the lowest underlying stock return on the final calculation day and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the underlying stock return of the lowest performing Underlying Stock on the final calculation day.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on the call date is less than its hypothetical call threshold price, the securities are not automatically called. Because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical starting price but is greater than or equal to its hypothetical threshold price, the maturity payment amount per security would be equal to:

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

$1,000 + ($1,000 × absolute value return of the lowest performing Underlying Stock)

$1,000 + ($1,000 × |-5.00%|)

= $1,050.00

On the stated maturity date, you would receive $1,050.00 per security.

Example 4. The securities are not automatically called. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price and the maturity payment amount is less than the face amount:

	The American depositary shares of Baidu, Inc.	The common stock of MercadoLibre, Inc.	The common stock of Space Exploration Technologies Corp.
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on the call date:	$70.00	$90.00	$95.00
Hypothetical ending price:	$40.00	$110.00	$120.00
Hypothetical call threshold price:	$80.00	$80.00	$80.00
Hypothetical threshold price:	$50.00	$50.00	$50.00
Hypothetical underlying stock return of the lowest performing Underlying Stock (ending price – starting price)/starting price	-60.00%	10.00%	20.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the American depositary shares of Baidu, Inc. has the lowest underlying stock return on the final calculation day and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the underlying stock return of the lowest performing Underlying Stock on the final calculation day.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on the call date is less than its hypothetical call threshold price, the securities are not automatically called. Because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical threshold price, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:

$1,000 + ($1,000 × underlying stock return of the lowest performing Underlying Stock)

=$1,000 + ($1,000 × -60.00%)

=$400.00

On the stated maturity date, you would receive $400.00 per security.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

The Underlying Stocks

Baidu, Inc.

According to publicly available information, Baidu, Inc. (“Baidu”) is a Chinese language internet search provider. Information filed by Baidu with the SEC can be located by reference to its SEC file number: 000-51469, or its CIK Code: 0001329099. Baidu’s American depositary receipts are listed on the Nasdaq Global Select Market under the ticker symbol “BIDU”.

Historical Information

We obtained the closing prices of the Underlying Stock in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification.

The following graph sets forth daily closing prices of the American depositary shares of Baidu for the period from January 1, 2021 to August 28, 2026. Its closing price on August 28, 2026 was $97.12. The historical performance of the Underlying Stock should not be taken as an indication of the future performance of the Underlying Stock during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the Underlying Stock should not be taken as an indication of its future performance, and no assurance can be given as to the stock closing price of the Underlying Stock on the call date or its ending price. We cannot give you assurance that the performance of the Underlying Stock will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

MercadoLibre, Inc.

According to publicly available information, MercadoLibre, Inc. (“MercadoLibre”) is an online commerce ecosystem offering various services for commercial transactions. Information filed by MercadoLibre with the SEC can be located by reference to its SEC file number: 001-33647, or its CIK Code: 0001099590. MercadoLibre’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “MELI”.

Historical Information

We obtained the closing prices of the Underlying Stock in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the common stock of MercadoLibre for the period from January 1, 2021 to August 28, 2026. Its closing price on August 28, 2026 was $1,966.25. The historical performance of the Underlying Stock should not be taken as an indication of the future performance of the Underlying Stock during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the Underlying Stock should not be taken as an indication of its future performance, and no assurance can be given as to the stock closing price of the Underlying Stock on the call date or its ending price. We cannot give you assurance that the performance of the Underlying Stock will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

Space Exploration Technologies Corp.

According to publicly available information, Space Exploration Technologies Corp. (“SpaceX”) designs, manufactures, launches and operates products and services with respect to space, connectivity and artificial intelligence. Information filed by SpaceX with the SEC can be located by reference to its SEC file number: 001-43344, or its CIK Code: 0001181412. SpaceX’s Class A common stock is listed on the Nasdaq Global Select Market under the ticker symbol “SPCX”.

Historical Information

We obtained the closing prices of the Underlying Stock in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the common stock of SpaceX for the period from June 12, 2026 to August 28, 2026. Its closing price on August 28, 2026 was $141.50. The historical performance of the Underlying Stock should not be taken as an indication of the future performance of the Underlying Stock during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the Underlying Stock should not be taken as an indication of its future performance, and no assurance can be given as to the stock closing price of the Underlying Stock on the call date or its ending price. We cannot give you assurance that the performance of the Underlying Stock will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Considerations” in the accompanying product supplement. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be a deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

Material U.S. Federal Income Tax Consequences

You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, regarding the material U.S. federal income and certain estate tax consequences of owning and disposing of the securities.

Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the Underlying Stocks. If the securities are so treated, upon the taxable disposition (including cash settlement) of your securities, you should generally recognize capital gain or loss equal to the difference between the amount realized on such taxable disposition and your tax basis in the securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (and otherwise should be short-term capital gain or loss). The deductibility of capital losses is subject to limitations.

However, it is possible that the IRS could assert that your holding period in respect of your securities should end on the date on which the amount you are entitled to receive upon maturity or automatic call of your securities is determined, even though you will not receive any amounts in respect of your securities prior to the maturity or automatic call of your securities. In such case, you may be treated as having a holding period in respect of your securities prior to the maturity or automatic call of your securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity or automatic call of your securities at a time that is more than one year after the beginning of your holding period. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the accompanying product supplement. For example, there may be a risk that the IRS could assert that the securities should not give rise to long-term capital gain or loss because the securities offer, at least in part, short exposure to the lowest performing Underlying Stock. You should consult your tax advisor regarding this risk.

Section 1297. We will not attempt to ascertain whether any Underlying Stock Issuer would be treated as a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a security. You should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult your tax advisors regarding the possible consequences to you if any such entity is or becomes a PFIC.

The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts”, such as the securities, and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. If you are a non-U.S. holder, which is a beneficial owner of the securities that is not a U.S. holder (as defined in the accompanying product supplement), subject to Section 897 of the Code and Section 871(m) of the Code (each as discussed below) and FATCA (as discussed below and in the accompanying product supplement), you should generally not be subject to U.S. federal withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any Underlying Stock Issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the American depositary shares of Baidu, Inc., the common stock of MercadoLibre, Inc. and the common stock of Space Exploration Technologies Corp. due September 7, 2029

and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the gross proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the securities as USRPI in light of their individual circumstances, including any other interest they may have in a relevant issuer.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to the Underlying Stocks, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we or our agents, including WFS, will not make payments of any additional amounts.

Nevertheless, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Underlying Stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the Underlying Stocks or the securities. If you enter, or have entered, into other transactions in respect of the Underlying Stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

FATCA. As discussed in the accompanying product supplement, FATCA generally imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. -source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. If you are a non-U.S. holder, you should consult your tax advisor regarding the potential application of FATCA to the securities, including the availability of certain refunds or credits. If withholding is required, we (or our agents, including WFS) will not be required to pay additional amounts with respect to the amounts so withheld.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders. Securities may be subject to U.S. federal estate tax if an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes holds the securities at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.